                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
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
                                                                    Jurisdiction of
      Company                                                       Incorporation
      -------                                                       ---------------
1.    Banyan Systems International Incorporated                      Massachusetts

2.    Banyan Securities Corporation                                  Massachusetts

3.    Banyan Systems Asia-Pacific Incorporated                       Massachusetts

4.    Banyan Systems (UK) Ltd.                                       England

5.    Banyan Systems (Holland) B.V.                                  Holland

6.    Banyan Systems (Deutschland)                                   Germany

7.    Banyan Systems (France) S.A.R.L.                               France

8.    Beyond Incorporated                                            Delaware

9.    Banyan Systems S.A. de C.V                                     Mexico

10.   Banyan Systems Asia Pacific Ltd.                               Hong Kong

11.   Banyan Systems (Taiwan), Incorporated                          Massachusetts

12.   Nihon Banyan Systems K.K.                                      Japan

13.   Banyan Systems (Korea) Co., Ltd.                               Korea

14.   Banyan Systems do Brasil Ltda.                                 Brazil

15.   Banyan Enterprise Networks                                     South Africa

16.   Coordinate.com Incorporated                                    Delaware

17.   Switchboard Incorporated                                       Delaware
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